ADDENDUM
                                     to the
                               ADVISORY AGREEMENT
                 between M & G Investment Management Limited and
                         Vanguard Specialized Portfolios

WHEREAS, pursuant to an internal reorganization of subsidiaries of Prudential Plc, all the assets and liabilities of the investment advisory business of M & G Investment Management Limited ("MAGIM"), including its name and its rights and obligations under the Advisory Agreement dated April 28 1999 between MAGIM and Vanguard Specialized Portfolios ("Fund") which continues in effect in accordance with its terms, are being assumed by Prudential Portfolio Managers Limited. ("PPM"), to be renamed "M&G Investment Management Limited"; and

WHEREAS, such reorganization does not result in a change of actual control or management of the investment adviser to the Fund and therefore, pursuant to Rule 2a-6 under the Investment Company Act of 1940, is not an assignment for purposes of Section 15(a) of that Act and therefore does not cause an automatic termination of the Advisory Agreement or require that Fund shareholders approve a new investment advisory agreement;

NOW THEREFORE, the undersigned hereby agree that:

1. Effective as of midnight on December 31 2000, the rights and obligations of MAGIM under the Advisory Agreement are assumed by PPM (to be renamed immediately "M&G Investment Management Limited") and notices pursuant to Section 13 of the Advisory Agreement shall be sent to:

M&G Investment Management Limited
Laurence Pountney Hill
London, EC4R OHH

ATTEST:                                 VANGUARD SPECIALIZED PORTFOLIOS


Raymond J. Klapinsky                    By John J. Brennan
--------------------                    ----------------------
Secretary                               Chairman and Chief Executive Officer

Signed by Anthony Ashplant              )
for and on behalf of Prudential         ) A.J. Ashplant
Portfolio Managers Limited              )

Signed by Vivian Bazalgette             )
for and on behalfof M&G                 ) Vivian Bazalgette
Investment Management                   )
Limited


Date: 12/11/2000
-----------------

                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT, made as of this 1st day of December, 1996, between VANGUARD SPECIALIZED PORTFOLIOS, INC., a Maryland Corporation, (the "Fund") and M&G INVESTMENT MANAGEMENT LIMITED an English corporation and a licensed dealer in securities under English law (the "Adviser").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); which offers several diversified investment Portfolios, each having its own objective and policies; and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund's Gold and Precious Metals Portfolio, and the Adviser is willing to render such services;

     NOW, THEREFORE, this Agreement

                                   WITNESSETH:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment ofAdviser. The Fund hereby appoints the Adviser to act as investment adviser to the Fund's Gold and Precious Metals Portfolio (the "Portfolio"), for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. Advisory Duties. Subject to the supervision and control of the Board of Directors of the Fund, the Adviser shall manage .the investment operations of the Portfolio and the composition of the securities and other investments to be held by the Portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objective and -policies as stated in the Prospectus (as defined in paragraph 3(d) of this Agreement) and subject to the following understandings:

     (a) The Adviser shall provide supervision of the Portfolio's investments, furnish a continuous investment program for the Portfolio, determine from time to time what investments (including.gold or silver bullion arid coins) or securities will be purchased; retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

     (b) The Adviser shall use the same skill and care in the management of the Portfolio as it uses in the administration of other fiduciary accounts for which it has investment responsibility;

     (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus (as such terms are defined in paragraph 3 of this Agreement) and with the instructions and directions of the Fund's Board of Directors, and will conform to and comply with the requirements of the 1940 Act, to the extent applicable, and all other applicable federal and state laws and regulations;

     (d) The Adviser shall determine the securities or other investments to be purchased or sold by the Portfolio in its sole discretion subject to the policies set forth in the documents specified in Section 2(c) and the general instructions and directions of the Fund's Board of Directors. The Adviser will place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer who deals in the securities or other investments in which the Portfolio is active. In placing orders with broker and/or dealers the Adviser shall attempt to obtain the best net price and the most favorable execution of its orders;

          Consistent with this obligation, when the execution and -price offered by two or more brokers or dealers are comparable, the Adviser may, in its discretion, place orders with brokers and dealers who provide it with research advice and other services. Best net price and most favorable execution means for purposes of this provision best overall terms available as determined by the Adviser. In making this determination, the Adviser may consider all relevant factors including the overall economic results to the Fund (involving both price paid or received and any commission and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, and the financial strength and stability of the broker as evaluated by the Adviser;

          On occasions when the Adviser deems the purchase or sale of a security or other investment to be in the best interest of the Portfolio as well as other customers, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities or other investments to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities or other investments so purchased or sold, will be made.by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other customers;

     (e) The Adviser shall maintain books and records with respect to the securities and other investment transactions of the Portfolio and shall render to the Fund's Board of Directors such periodic and special reports as the Board may reasonably request;

     (f) The Adviser shall provide the Fund on each business day. with a list of all investment transactions actually made on behalf of the Portfolio for that day;

     (g) The investment advisory services of the Adviser to the Portfolio under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     (3) Documents Delivered. The Fund has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

     (a) Articles of Incorporation of the Fund, dated. October 27, 1986, (such Articles of Incorporation, as presently in effect and as amended from time to time, is herein called the "Articles of Incorporation");

     (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

     (c) Certified resolutions of the Board of Directors authorizing the appointment of the Adviser and approving the form of this Agreement;

     (d) Registration Statement under the Securities Act of 1933 and the 1940 Act, on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on November 28, 1983, and all amendments thereto;

     (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission on November 28, 1983, and all amendments thereto; and

     (f) The current Prospectus of the Fund dated May 31, 1986 (such Prospectus as presently in effect and as amended or supplemented from time to time, is herein called the "Prospectus").

     4. Books and Records. The Adviser shall keep the Fund's books and records (the "Records") required to be maintained by it pursuant to paragraph 2(e) hereof, and may keep, maintain and preserve the records at its place of business outside of the United States in a manner consistent with Rule 204-2(j) of the Commission under the Investment Advisers Act of 1940. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31 a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a 1(F) of the Commission under the 1940 Act, to the extend applicable.

     5. Reports to Adviser. The Fund agrees to furnish the Adviser at its principal offce all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Adviser or to the Portfolio, ten (10) days prior to use thereof and not to use such material if the Adviser should object thereto by notice sent within seven (7) days after receipt of such material. All references to the Adviser in such materials will specify that the Adviser is a licensed dealer in securities under English Law. In the event of termination of this Agreement, the Fund will, on written request of the Adviser, forthwith delete any reference to the Adviser from any materials described in the first sentence of this paragraph. The Fund shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     6. Expenses. During the term of this Agreement the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments purchased for the Portfolio and the taxes and brokerage commissions, if any, payable in connection with the purchase and/or sale of such securities and other investments. All other expenses of the Portfolio shall be paid .by the Fund.

     7. Compensation. For the services to be rendered by the Adviser as provided in this Agreement, the Portfolio shall pay to the Adviser at the end of the Fund's fiscal quarters, a fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the Portfolio's average month-end assets for the quarter:

          .30% on the first $100 million of net asses of the Portfolio; .20% on the next $150 million of net assets of the Portfolio; .15% on the next $250 million of net assets of the Portfolio; .10% on the net assets of the Portfolio in excess of $500 million.

     In the event of termination of this Agreement, the fee provided in this Section will be computed on the basis of the period ending on the last business day in which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

     8.  Limitation   ofLiability.   In  the  absence  of  (i)  misfeasance  and
negligence, on the part of the Adviser in performance of its obligations and duties hereunder or (ii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser and its officers, directors, employees and shareholders shall not be subject to any liability whatsoever to the Fund, or to the shareholders of the Fund, and the Fund shall indemnify such persons for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering, services hereunder including, without limitation, for any losses which may be sustained. in connection with the purchase, holding, redemption or sale of any security or other investment on behalf of the Portfolio. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any was constitute a waiver or 1.im~n of any rights which the Fund may have under such laws.

     9. Duration and Termination. The Agreement, will continue until November 30, 1998, and will be renewable thereafter, for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Directors of the Fund or by vote ;of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment.


     As used in this Section 9, the terms "assignment", "interested persons" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     10. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund.

     11. Amendment ofAgreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Portfolio.

     12. Notices. Except as otherwise specified by this Agreement, all notices, communications, instructions or requests to be given hereunder by any party to the other shall be in writing and either: (1) sent by airmail, postage prepaid, or (2) by telex confirmed by letter sent airmail, postage prepaid as follows:

 TO:      VANGUARD SPECIALIZED PORTFOLIOS
          100 Vanguard Boulevard (P. O. Box 2600, Valley Forge, PA 19482) Malvern, PA 19355 TELEX: (QWIP 610-640-1371)

 TO:      M&G INVESTMENT MANAGEMENT LIMITED
          7th Floor
          3 Minster Court
          Great Tower Street
          London EC3R 7XH TELEX: 887196

 or to any other address as either party may, in writing notify the other.


     13. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors so long as any such succession does not result in an assignment within the meaning of Section 15(a)(4) of the 1940:

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

          (SEAL)

ATTEST:                                 VANGUARD SPECIALIZED
                                           PORTFOLIOS, INC.

Raymond J. Klapinsky                    By John J. Brennan
---------------------                   ------------------------
      Secretary                               President


ATTEST:                                 M&G INVESTMENT MANAGEMENT LIMITED


---------------------                   ------------------------